Summary of Mortgage Contract of Maximum Amount ( the “Contract”) Entered into by and between Shenzhen BAK Battery, Co., Ltd (the “Mortgager”) and Shenzhen Branch, Bank of China (the “Creditor”) on March 4th, 2009

Main contents:
➢	Contract number: 2009Zhenzhongyinsi Diezi 0011;
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In order to guarantee the indebtedness of Shenzhen BAK Battery Co., Ltd. (the “Obligor”) towards the Creditor under the Comprehensive Credit Facility Agreement of Maximum Amount (reference no.: 2009Zhenzhongyin Exiezi 000024) from March 4th, 2009 to February 3rd, 2010, the Mortgager agrees to pledge its property to the Creditor.

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Scope of Guaranty: The guaranty shall cover all of the loan principal, interest, penalty interest, breach of contract compensation, damages, undertaking fee and all the expenses such as litigation cost, lawyer’s fee, notification cost and public notice cost etc. which is incurred to the Creditor in realizing its creditor’s right.

➢	Collaterals: The Mortgager agrees to pledge its machineries and equipments to the Creditor.

➢	Headlines of the articles omitted:
➢	Termination and explanation
➢	Payment on demand
➢	Undertakings of the Mortgager
➢	Validity of the Creditor’s Right
➢	Occupancy of Collaterals
➢	Mortgage Registration
➢	Realizing of Creditor’s Right
➢	Declaration and guaranty of the Mortgager
➢	Amendment of the Contract
➢	Effectiveness and Disputation settlement
➢	Attachment
➢	Supplement articles